UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2017

LONGWEN GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-11596	95-3506403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7702 E. Doubletree Ranch Road, Suite 300
Scottsdale, Arizona 85258
 (Address of Principal Executive Offices) (Zip Code)

(480) 607-4393
(Registrant's telephone number, including area code)

Allied Ventures Holdings Corp.
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Item 8.01. Other Events.
On January 23, 2017, the Company amended its Articles of Incorporation to effect the name change of the Company to Longwen Group Corp. ("Charter Amendment"). The Charter Amendment was approved by our majority shareholder, who holds 52% of our outstanding voting securities, on December 6, 2016.

In connection with the Charter Amendment,  on January 24, 2017, the Company received approval from the Financial Industry Regulatory Authority ("FINRA") for its name change as stated above and voluntary trading symbol request from "DHPS" to "LWLW."  The name change and symbol change will be reported by FINRA on or about January 27, 2017.

A copy of the Certificate of Amendment filed with the Nevada Secretary of State on January 23, 2017 is attached hereto as Exhibit (3(i)(a).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3(i)(a)	Certificate of Amendment filed with the Nevada Secretary of State on January 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Longwen Group Corp.

By:	/s/ Keith Wong
Name:	Keith Wong
Title:	Chief Operating Officer
Dated:	January 25, 2017